Exhibit 3.5

CERTIFICATE OF INCORPORATION

OF

AFFC INTERNATIONAL HOLDINGS II, INC.

The undersigned, for purposes of incorporating a corporation under the General Corporation Law of the State of Delaware (“DGCL”), does hereby certify as follows:

ARTICLE I

The name of the corporation is AFFC International Holdings II, Inc.

ARTICLE II

The address of the corporation’s registered office in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of the corporation’s registered agent at such address is The Corporation Trust Company.

ARTICLE III

The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE IV

The aggregate number of shares of stock that the corporation shall have authority to issue is 1,000 shares of common stock, par value of $0.01 per share.

ARTICLE V

The name and mailing address of the incorporator is Corey C. Brown, Bracewell & Patterson, L.L.P., 711 Louisiana Street, Suite 2900, Houston, TX 77002.

ARTICLE VI

The powers of the incorporator shall terminate upon the filing of this Certificate of Incorporation. The name and mailing address of the person who is to serve as the initial director until the first annual meeting of stockholders or until his successor is elected and qualified is Hunter T. Nelson, and the mailing address for the initial director is The Sterling Group, L.P., 8 Greenway Plaza, Suite 703, Houston, TX 77046.

ARTICLE VII

In furtherance and not in limitation of the powers confirmed by the laws of the State of Delaware, the Board of Directors of the corporation is expressly authorized and empowered to adopt and amend and repeal the bylaws of the corporation, subject to the power of the stockholders of the corporation to adopt, amend or repeal any bylaw made by the Board of Directors of the corporation.

ARTICLE VIII

Unless and except to the extent that the bylaws of the corporation shall so require, the election of directors of the corporation need not be by written ballot.

ARTICLE IX

No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same now exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the corporation existing hereunder with respect to any act or omission prior to such amendment, modification or repeal.

IN WITNESS WHEREOF, the undersigned, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the DGCL, does hereby make and file this Certificate of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly has hereunto set the incorporator’s hand this 2nd day of September, 2004.

/s/ Corey C. Brown
Corey C. Brown

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

AFFC INTERNATIONAL HOLDINGS II, INC.

The undersigned, AFFC International Holdings II, Inc., a Delaware corporation (the “Corporation”), for the purpose of amending the Certificate of Incorporation of the Corporation, in accordance with the Delaware General Corporation Law, does hereby make and execute this Certificate of Amendment to Certificate of Incorporation and does hereby certify:

FIRST, that the amendment to the Certificate of Incorporation proposed by the directors and adopted by the stockholders of the Corporation is to delete ARTICLE I of the Certificate of Incorporation in its entirety and replace it with the following:

“ARTICLE I

The name of the corporation is Propex Fabrics International Holdings II Inc.”

SECOND, that by written consent of the board of directors of the Corporation, a resolution was duly adopted setting forth the aforesaid amendment to the Certificate of Incorporation of the Corporation, declaring such amendment to be advisable and in the best interests of the Company, and directing that said amendment be submitted to the stockholders of the Corporation for their approval.

THIRD, that by unanimous written consent of the holders of all of the issued and outstanding common stock of the Corporation entitled to vote on such proposed amendment, said amendment was approved in all respects.

FOURTH, that said amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, this Certificate of Amendment has been executed by the Corporation and attested by a duly authorized officer on the 27th day of October, 2004.

AFFC INTERNATIONAL HOLDINGS II, INC.

By:	/s/ John Hawkins
John Hawkins
Vice President and Secretary